                                                                 EXHIBIT 10.1(N)

                                PLEDGE AGREEMENT
                                ----------------


The Undersigned:

Ia. COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., established at Amsterdam, the Netherlands, hereinafter referred to as: Rabobank Nederland;

Ib.  DE NATIONALE INVESTERINGSBANK N.V.,
     established at Den Haag, the Netherlands, hereinafter referred to as: DNIB,

     Rabobank Nederland and DNIB, hereinafter jointly as well as severally also referred to as: the Banks

IIa. HEERLEN ABS MANUFACTURING C.V.,
     established at Rotterdam, the Netherlands,
  b. HEERLEN ABS MANUFACTURING B.V.,
     established at HEERLEN, the Netherlands,

     unless expressly stipulated otherwise hereinafter jointly as well as severally referred to as: the Pledgor


Whereas:

- - -    Rabobank Nederland will grant to the Heerlen ABS Manufacturing C.V. an overdraft facility up to a maximum amount of NLG 14,400,000.-- (fourteen million four hundred thousand Netherlands Guilders), and - Rabobank Nederland will grant to the Pledgor a loan facility up to a maximum amount of NLG 23,000,000.-- (twenty three million Netherlands Guilders), and- DNIB will grant to the Pledgor a loan facility up to a maximum amount of NLG 25,000,000.-- (twenty five million Netherlands Guilders), all such facilities, as they may hereafter be amended or otherwise modified from time to time, including any other present or future obligation of the Pledgor towards the Banks, separately, as well as jointly, being referred to as the "Facilities");

- - -    Varity Corporation, Heerlen ABS Manufacturing B.V. and Kelsey-Hayes
     GmbH (the "Guarantors") unconditionally and irrevocably accept liability for all obligations of the Pledgor under the Facilities, whether by a guarantee or a "Burgschaft" (the "Guarantees");

- - -    It is a condition precedent for the availability of the Facilities that the Pledgor has executed and delivered this pledge agreement (the "Pledge Agreement") securing all its present and future obligations under the Facilities, respectively, the obligations of the Guarantors under the Guarantees.


NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make and continue to make extensions of credit under the Facilities, the Pledgor hereby agrees as follows:
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                                       2



Article 1
- - ---------

As security for the payment of all amounts, presently or in the future owed (i) to the Banks by the Pledgor under Facilities and (ii) to the Banks by the Guarantors on account of the Guarantees, as appears from the records of the Banks which shall be conclusive, the Pledgor pledges to the Banks all of the Pledgor's right, title and interest in and to the following, whether now owned or hereafter acquired (the "Collateral"):

a. All inventory and goods in all of its forms, wherever located, now or hereafter existing (including, but not limited to, (i) products and raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) goods in which the Pledgor has an interest in mass or a joint or other interest or right of any kind, and (iii) goods which are returned to or repossessed by the Pledgor, and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products, vehicles and documents being the "Inventory");

b. All of its equipment of any kind whatsoever, now or in the future existing and wherever located (the "Equipment"); and

c. All its present and future accounts receivable, intercompany receivables and other claims (of whatever nature) it may have or require on any third party, whether arising from any sales contract, any other agreement or arising from any provision of law (all such claims hereinafter referred to as the "Claims").


Article 2
- - ---------

(1)  Pledgor herewith unconditionally and irrevocably undertakes towards the
     Bank:

     (i) to deliver on demand to the Banks all such documents, duly executed by the Pledgor and in form and substance satisfactory to the Banks, specifying the Inventory and Equipment pledged to the Bank hereunder, giving all such details as the Banks may require;

     (ii) to deliver on demand to the Banks all such lists, substantially in form of Exhibit B.1 hereto, duly executed by the Pledgor and in form and substance satisfactory to the Banks, specifying the Claims pledged and to be pledged to the Banks hereunder.

(2) The Banks may give notice of the pledge contained herein or contemplated hereby to the debtor of any Claim, if such notice is in the opinion of the Banks necessary or desirable.

(3) Heerlen ABS Manufacturing C.V. irrevocably and unconditionally authorises Heerlen ABS Manufacturing B.V. to execute and deliver in the name and on behalf of the Pledgor all documents as set forth in (1) above and all such other documents required by the Banks in connection with this Agreement.
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                                       3



Article 3
- - ---------

The Pledgor represents and warrants that it has taken all corporate action in order to have this Pledge Agreement authorized, and this pledge does not and will not contravene any applicable law, its Articles of Association or any other agreement to which the Pledgor or any of its assets is bound.
Furthermore the Pledgor represents and warrants that this Pledge Agreement, and the security created through this Pledge Agreement, constitute legal valid and binding obligations of the Pledgor, enforceable against the Pledgor in accordance with its terms, and that the Collateral has not been nor will be subject to any type of security agreement -however named- or any third party's right other than this Pledge Agreement.

Article 4
- - ---------

The Pledgor herewith irrevocably authorizes the Banks, if the Pledgor or the Guarantors defaults under any of their obligations under the Facility or the Guarantees or any document in connection therewith, as far as such default creates a ground for acceleration:
(i) to, without further notice or other formality, exercise all rights arising from the pledge of the Inventory and the Equipment as constituted hereunder to discharge the debt of the Pledgor and/or the Guarantors and in general to do all acts and things which are necessary or desirable at its sole discretion to foreclose such Inventory and Equipment;
(i) to, without further notice or other formality, exercise and collect all Claims to discharge the debt of the Pledgor and/or the Guarantors and in general to do all acts and things which are necessary or desirable at its sole discretion to foreclose such Claims.

Article 5
- - ---------

If and when the debts of the Pledgor and the Guarantors under the Facilities and/or the Guarantees have been paid in full, the Banks may release the rights and claims pledged to them by a simple notice in writing from the Banks to the Pledgor and the Guarantors, stating that the pledge has been terminated as a result of the full payment of all such obligations.

Article 6
- - ---------

All irrevocable authorizations from the Pledgor to the Banks to exercise any right, collect any claim and to foreclose the Collateral, are deemed to be an integral part of this pledge.

Article 7
- - ---------

All costs in connection with this Pledge Agreement and the enforcement of the terms and provisions thereof are for the account of the Pledgor.

Article 8
- - ---------

This agreement is subject to the laws of The Netherlands. The competent court at Amsterdam, The Netherlands, will have exclusive jurisdiction with regard to any dispute in relation to this agreement.
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                                       4

Article 9
- - ---------

Furthermore, the General Banking Conditions, currently in force between Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., established at Amsterdam, and/or the affiliated banks and its clients, a copy of which the Pledgor declares to have taken due notice of, are applicable, provided that DNIB in principle enjoys the same legal position therefrom as Rabobank Nederland. The Borrower herewith declares to have taken due notice of these General Conditions.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed by their respective duly authorized representatives.


Ia.       COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.


          /s/ K. Wever
          --------------------------          ----------------------------


          date: 12 April, 1994

Ib.       DE NATIONALE INVESTERINGSBANK N.V.


          /s/ E. Ven Der Berg                 /s/ A. Waaijen
          --------------------------          ----------------------------

          date: 15 April, 1994

IIa.      HEERLEN ABS MANUFACTURING C.V.

          duly represented by
          KELSEY-HAYES NETHERLANDS INC.


          /s/ W. Schnorenberg
          --------------------------

          date: 12 April, 1994

          and

          duly represented by
          KELSEY-HAYES HEERLEN INC.


          /s/ W. Schnorenberg
          --------------------------

          date: 12 April, 1994

IIb.      HEERLEN ABS MANUFACTURING B.V.


          /s/ M. Simoncini
          --------------------------

          date: 12 April, 1994
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                                       5


                                                   EXHIBIT B.1


                                  FORM OF LIST


                                              To: The Banks


Re: pledge of Claims



Undersigned:

We, Heerlen ABS Manufacturing C.V. established at Rotterdam, and Heerlen ABS Manufacturing B.V., established at Heerlen, the Netherlands (the "Pledgor") refer to the Pledge Agreement between ourselves, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. and De Nationale Investeringsbank N.V. (jointly and severally referred to as the "Banks") and hereby in accordance with the provisions of the Pledge Agreement pledge to the Banks and specify our rights and title to the Claims (as defined in the Pledge Agreement).

We represent and warrant that:

a. We have full power and authority to pledge the Claims specified in the attached list; and
b. None of the Claims specified in this list were previously pledged, encumbered or in any way made subject to third party's rights.



____ day,_________ 199.



Heerlen ABS Manufacturing C.V.



Heerlen ABS Manufacturing B.V.
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A. Claims are specified on the following (computer)lists attached hereto:


- - --------------------------------------------------------------------------------

date, number, and      name first debtor   name last debtor
particulars of              on each list   on each list
each list
- - --------------------------------------------------------------------------------
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                                       7


                             FORM OF (COMPUTER)LIST



B. (Computer)list of Claims

- - --------------------------------------------------------------------------------
Date invoice  Full name and address debtor    Amount of Claim